June 11, 1997


VIA EDGARLINK
-------------

Board of Directors
The Prudential Insurance Company of America
751 Broad Street
Newark, NJ 07102

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form N-4 for the Prudential Discovery Select Group Variable Contract Account (File No. 333-23271). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                         Very truly yours,


                                         SUTHERLAND, ASBILL & BRENNAN, L.L.P.


                                         By: /s/ STEPHEN E. ROTH
                                            ------------------------------------
                                             Stephen E. Roth